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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUBLICENSE AGREEMENT

THIS SUBLICENSE Agreement (“Agreement”) is entered into on September 26, 2017 (the “Effective Date”) by and between BIOTIME, INC., a California corporation, having its principal place of business at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 (“BioTime”), and AGEX THERAPEUTICS, INC., a Delaware corporation, having its principal place of business at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 (“AgeX”).

WITNESSETH

WHEREAS, pursuant to an exclusive license agreement between ReCyte, Inc., formerly Embryome Sciences, Inc., with the Advanced Cell Technology, Inc (“ACT”), dated July 10, 2008, as amended and August 15, 2008 (the “ACT Licenses”), BioTime has obtained rights for Patent Rights and Know-How;

WHEREAS, AgeX is an Affiliate of BioTime; and

WHEREAS, AgeX wishes to obtain from BioTime a license under certain rights for the Patent Rights and Know-How, and BioTime is willing to grant such a license upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1 “Affiliate” means with respect to any Person (including but not limited to BioTime, AgeX or a Third Party) any corporation, limited liability company, limited partnership or other entity in control of, controlled by, or under common control with such Person.

1.2 “AgeX Field” means all uses for the treatment, palliation, diagnosis, or prevention of any disease, disorder or health condition excluding the BioTime Exclusive Field.

1.3 “AgeX Non-Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of tendon.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.4 “BioTime Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of (a) orthopedic indications, meaning [***]; (b) ophthalmological indications, meaning [***]; and (c) medical aesthetics meaning [***].

1.5 “BioTime Non-Exclusive Field” means products, medical devices, and services for the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of tendon. For the avoidance of doubt, the BioTime Non-Exclusive Field does not include the prevention, treatment, amelioration, diagnosis or monitoring of disorders, degeneration, congenital conditions, or injuries of an orthopedic indication.

1.6 “Cells or Cell Lines” means the cells and cell lines identified in Exhibit A or Exhibit B attached hereto that are covered by (i.e., made or developed using) the Patent Rights or Know-How and/or are provided to AgeX by BioTime.

1.7 “Change of Control” means the occurrence of any of the following: (a) any consolidation or merger of AgeX with or into any Third Party, or any other corporate reorganization involving a Third Party, in which those persons or entities that are stockholders of AgeX immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of AgeX (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of AgeX is a Third Party; or (c) the sale, transfer, lease, license or other disposition of all or substantially all of AgeX’s assets or business in one or a series of related transactions to a Third Party.

1.8 “Combination Product” means a product that contains a Licensed Product component and at least one other component that has independent research, diagnostic or therapeutic utility, could reasonably be sold separately and has economic value of its own.

1.9 “Commercialization” in respect of a particular product, any and all activities (whether before or after receipt of marketing approval in respect of the product, medical device or service) directed to the marketing, detailing and promotion of the product or medical device after marketing approval for such product has been obtained, and includes marketing, promoting, detailing, distributing, offering to commercially sell and commercially selling the product, medical device or service, importing, exporting or transporting the product or medical device for commercial sale, and regulatory affairs with respect to the foregoing. When used as a verb, “Commercializing” means engaging in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.10 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any party and with respect to any objective, the reasonable, diligent, good faith efforts to accomplish such objective as such party would use in its ordinary course of business to accomplish a similar objective under similar circumstances. With respect to any objective relating to the research, development, or exploitation as used herein, “Commercially Reasonable Efforts” means that level, caliber and quality of efforts and resources reasonably and normally used in the Research, Development and Exploitation by biopharmaceutical companies for a product that is of similar market potential and at a similar stage in its Development or product life, taking into account, without limitation, issues of safety, efficacy, product profile, competitiveness in the marketplace, including efforts used by similarly positioned competitors for competing products, regulatory structure involved, optimal timing for market entry, proprietary position, and other relevant scientific, technical, business, marketing, return on investment, financial resources, and other commercial factors. Without limiting the generality of the foregoing, “Commercially Reasonable Efforts, as it applies to the financial matters herein, means adherence to the budgeting and staffing targets and timelines (to the extent adherence to such activities and timelines are controllable by the party responsible for performing such activities).

1.11 “Confidential Information” means all information and know-how and any tangible embodiments thereof provided by or on behalf of one party to the other party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing under this Agreement, which may include data, knowledge, practices, processes, ideas, research plans, formulation or manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing party or to its present or future products, sales, suppliers, customers, employees, investors or business; provided, that, information or know-how of a party will not be deemed Confidential Information of such party for purposes of this Agreement if such information or know-how: (a) was already known to the receiving party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving party, as can be shown by written records; (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to such receiving party; (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving party through no fault of the receiving party; (d) was disclosed to such receiving party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the disclosing party not to disclose such information or know-how to others, as can be shown by written records; or (e) was independently discovered or developed by such receiving party, as can be shown by its written records, without the use or benefit of, or reliance on, Confidential Information belonging to the disclosing party.

1.12 “Control” means, with respect to any Patent(s), possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under such Patent(s) as provided for herein.

1.13 “Cover” means that a product or service, when made, used, or sold, or that a method, procedure, process, when practiced, would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim or claims included within the Patent Rights.

1.14 “Development” means all activities related to stability testing, process development, formulation, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation pre-submission and submission of INDs, premarket approvals, 510(k)s, NDAs, BLAs, and other regulatory applications, filings or submissions, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by the United States Food and Drug Administration, or any successor agency (“FDA”) or a comparable foreign regulatory authority as a condition or in support of obtaining or maintaining a regulatory marketing approval, or an approval for a clinical trial, anywhere in the world. When used as a verb, “Develop” means to engage in Development.

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1.15 “Development Costs” means, subject to the other terms of this Agreement and without duplication, (a) the [***] by or on behalf of AgeX or any of its Affiliates, during the term of and pursuant to this Agreement, that (i) are [***], and (ii) [***] of the sublicense in which the designation was made.

1.16 “Effective Date” has the meaning set forth in the opening paragraph of this Agreement.

1.17 “Exploit” means, to Develop, Manufacture, Commercialize, make, have made, use, offer to sell, sell or import; and “Exploitation” means Developing, Manufacturing, Commercializing, making, having made, using, offering to sell, selling or importing.

1.18 “Know-How” means all compositions of matter, techniques and data and other knowhow and technical information including inventions (whether or not patentable), improvements and developments, practices, methods, concepts, trade secrets, documents, computer data, computer slide illustrations, computer code, apparatus, test data, analytical and quality control data, formulation, manufacturing, patent data or descriptions, development information, drawings, specifications, designs, plans, proposals and technical data .and manuals and all other Confidential Information that is owned or controlled by BioTime as of the Effective Date, and that specifically relates to the subject matter (a) described in or claimed by the Patent Rights, (b) described in or claimed by the abandoned provisional applications including but not limited to: [***] .

1.19 “Licensed Process” means any process or method, the development, use, practice, or sale of which (a) is covered in whole or in part by, or cannot be performed without infringing, a Valid Claim of the Patent Rights in the country in which such Licensed Process is practiced or sold, (b) uses Cells or Cell Line listed in Exhibit A, or (c) otherwise utilizes the Know-How.

1.20 “Licensed Product” means any product, or part thereof or derived therefrom, the development, manufacture, sale, lease, or use of which (a) is covered in whole or in part by, or cannot be performed without infringing, a Valid Claim of the Patent Rights in the country in which any such product or part thereof is developed, made, used, sold or imported by AgeX, (b) uses Cells or Cell Line listed in Exhibit A, or (c) otherwise utilizes the Know-How.

1.21 “Licensed Services” means any service, the development, use, performance, or sale of which is covered in whole or in part by, or cannot be performed without infringing, a Valid Claim of the Patent Rights in the country in which any such service is so developed, used, performed, sold, offered for sale, imported or exported by AgeX or otherwise utilizes the Know-How.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.22 “Manufacture” and “Manufacturing” means, in respect of a particular pharmaceutical, bio-pharmaceutical, diagnostic, or prognostic product, and without limitation, all activities related to the production, manufacture, processing, formulation, filling, finishing, packaging, labeling, shipping, handling, holding, storage and warehousing of such product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.23 “Net Sales” means the invoiced amount on sales by AgeX or its Affiliates or Sublicensees of Licensed Products, Licensed Services or Licensed Processes less (to the extent applicable and appropriately documented) (i) sales, tariff and import duties, use and other taxes directly imposed with reference to particular sales, (ii) discounts, rebates, and similar credits and charge backs actually allowed and taken (regardless of whether taken or paid at the time of sale or paid or credited to the buyer at a subsequent date), and (iii) amounts allowed or credited on returns; provided, any such allowed deductions shall be listed on the invoice for the applicable Licensed Product, Licensed Process or Licensed Service or otherwise documented in the ordinary course of business. In the case of Combination Products, Net Sales means the total invoice amount earned on sales of Combination Products by AgeX or its Affiliates to any third person or entity, less, to the extent applicable, the deductions set forth above, multiplied by a proration factor that is determined as follows:

a) If all components of the Combination Product were sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula [***]; or

b) if all components of the Combination Product were not sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula [***].

1.24 “Patent Rights” means the patents and patent applications identified on Exhibit C attached hereto, and any divisional, continuation or continuation-in-part of those applications, but only to the extent the claims in said applications are directed to subject matter specifically described in the patents and patent applications identified on Exhibit C, as well as any patents issued on these patent applications, and any reissues, reexaminations, extensions and substitutions (or the equivalent) thereof and any foreign counterparts to those patents and patent applications. The parties agree that Exhibit C may be revised from time to time after the Effective Date to reflect changes thereto.

1.25 “Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.26 “Research” means performance of scientific experiments to answer questions not answerable or easily answerable through the published scientific literature, pre-clinical and other non-clinical testing, test method development, and toxicology, formulation, and process development work.

1.27 “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by a Party under the license grants hereunder.

1.28 “Sublicensing Consideration” has the means the royalties payable pursuant to Section 2.3(d).

1.29 “Territory” means worldwide, where patent coverage applies.

1.30 “Third Party” means any Person other than AgeX, BioTime, or their respective Affiliates.

1.31 “Valid Claim” means (a) a claim of any issued and unexpired United States or foreign patent included in the Patent Rights which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or has been taken within the time allowed from such appeal and which has not been disclaimed or determined to be invalid or unenforceable through reissue, disclaimer· or otherwise, or (b) to the extent rights are granted by a governmental patent authority thereunder (i.e., to the extent that the owner would be able to enforce a right to a patent royalty thereunder under applicable patent law), a claim of a pending patent application included in the Patent Rights..

ARTICLE 2. LICENSE GRANT AND RELATED OBLIGATIONS

2.1 License Grant. Subject to the terms and conditions set forth herein, and subject the rights granted by and to ACT, Third Parties or any Affiliates prior to the Effective Date, BioTime hereby grants to AgeX a royalty-bearing exclusive license, in the AgeX Field and a nonexclusive license in the AgeX Non-Exclusive Field in the Territory to use the Patent Rights and Know-How to (a) Research, Develop, Exploit, make, have made, use, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Products, (b) Research, Develop, Exploit, use, practice, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Processes, (c) develop, use, perform, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Services, and (d) Research using Cells or Cell Lines listed in Exhibit B.

2.2 BioTime shall, and hereby does, grant AgeX, subject to the terms and conditions of Section 2.1, and subject the rights granted to ACT, Third Parties or any Affiliates, a license to any new Licensed Patents created after the Effective Date that cover Licensed Products, Licensed Processes, and Licensed Services, in the AgeX Field and the AgeX Non-Exclusive Field in the Territory, to (a) Research, Develop, Exploit, make, have made, use, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Products, (b) Research, Develop, Exploit, use, practice, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Processes, (c) develop, use, perform, sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported Licensed Services, and (d) Research using Cells or Cell Lines listed in Exhibit B, from the Effective Date for a period of ten (10) years.

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2.3 Sublicensing. The rights and licenses granted by BioTime to AgeX under Sections 2.1 and 2.2 shall include the right to grant Sublicenses (or further rights of reference) through multiple tiers of Sublicensees, subject to the following:

a) The terms of any such sublicense or further rights of reference shall be in accordance with the terms and conditions of this Agreement and the ACT Licenses. With regard to all Sublicenses granted by AgeX pursuant to the rights granted to it by BioTime under this Agreement, (i) AgeX may not grant to any Sublicensee any right to maintain BioTime Licensed Patents, defend claims brought by Third Parties, or commence any legal action against any Third Party for infringement of BioTime Licensed Patents and (ii) AgeX shall notify BioTime of AgeX’s intent to enter into a sublicense and shall (1) provide BioTime with a draft of the proposed sublicense not later than [***] days before such sublicense is executed and BioTime shall have the right to provide a copy of such draft to ACT, (2) to allow BioTime and ACT to comment on the terms of the sublicense if BioTime or ACT chooses to comment, and (3) provide BioTime with a fully executed copy of all sublicense agreements within [***] days after execution and BioTime shall have the right to provide a copy thereof to ACT;;

b) Notwithstanding the grant of any such sublicense or further rights of reference hereunder, AgeX shall remain solely responsible to BioTime for the performance of its obligations under the terms hereof and for any breach of such obligations, whether such breach shall be caused by AgeX or any Sublicensee; and

c) For the avoidance of doubt it is hereby acknowledged that the appointment by AgeX of any distributor for a Licensed Product, Licensed Process or Licensed Service the extent permitted herein, or of any Third Party to assist in the Development of a Licensed Product, Licensed Process or Licensed Service shall not be deemed to constitute the appointment of a Sublicensee or the sublicense by AgeX of any rights hereunder.

d) Consideration

i. AgeX will pay to BioTime [***] of all Net Sales of a Licensed Product, Licensed Process or Licensed Service by Sublicensees until the royalty payments to ACT by BioTime total One Million Two Hundred Thousand Dollars (U.S.) ($1,200,000.00).:After the consideration in Section 2.2(d)(i) is fully paid, AgeX will pay to BioTime a [***] Royalty on Net Sales of a Licensed Product, Licensed Process or Licensed Service by Sublicensees. If AgeX is obligated to pay royalties to one or more BioTime Affiliates for the use of other patent rights with respect to the use, manufacture or sale of a Licensed Product, Licensed Process or Licensed Service and as a result the royalties payable under this Article plus the royalties payable to BioTime and its Affiliates in the aggregate would exceed [***]of Net Sales, the royalty due under this Article shall be reduced such that the total amount of royalties payable to BioTime and its Affiliates is [***], with the allocation of such royalties among BioTime and its Affiliates to be made in accordance with their instructions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ii. Sublicensing Consideration. AgeX shall pay to BioTime [***] of any Sublicensing Consideration, including, but not limited to, upfront payments and milestones, and will include non-cash exchanges or considerations. Sublicensing Consideration does not include [***]. If AgeX is obligated to pay Sublicensing Consideration to one or more BioTime Affiliates for the use of patent rights with respect to the use, manufacture or sale of a Licensed Product, Licensed Process or Licensed Service and as a result the Sublicensing Consideration payable under this Section plus the Sublicensing Consideration payable to BioTime and its Affiliates would exceed [***] of the Sublicensing Consideration, the Sublicensing Consideration due under this Section may be reduced such that the total amount of Sublicensing Consideration payable to BioTime and its Affiliates is [***], with the allocation of such Sublicensing Consideration among BioTime and its Affiliates to be made in accordance with their instructions

iii. Development Funding. Consideration received from a Sublicensee of AgeX that is explicitly designated in the sublicense agreement to cover Development Costs will not be considered Sublicensing Considering subject to Section 2.2(d) (iii). Any Sublicensing Considering actually received by AgeX that was designated as Development Costs that were not actually incurred by AgeX as Development Costs in respect to Development of a Licensed Product, Licensed Service or Licensed Process, will become Sublicensing Consideration if not returned upon completion or termination of the project for which the consideration was so designated.

ARTICLE 3. TERM OF AGREEMENT

This Agreement shall be in full force and effect from the Effective Date until the later of (i) July 10, 2028 or (ii) the end of the term of the last-to-expire of the Patent Rights licensed under this Agreement unless otherwise terminated by operation of law or pursuant to the terms of this Agreement.

ARTICLE 4. OBLIGATIONS, FEES & ROYALTIES

As additional consideration of the license granted to AgeX from BioTime in Article 2 of this Agreement, AgeX shall pay to BioTime a royalty equal to [***] of the Net Sales received by AgeX and its Affiliates for all Licensed Products, Licensed Process or Licensed Service sold, performed, or leased by AgeX or any Affiliate. The obligation of AgeX to pay royalties on Net Sales by AgeX and its Affiliates (but not on Net Sales received by Sublicensees) shall terminate (a) with respect to Net Sales arising in any country concurrently with the expiration or termination of the last applicable Valid Claim within the Patent Rights in such country in which the Licensed Product, Licensed Process or Licensed Service is, (as applicable), performed, sold, leased, or manufactured, or in which the Patent Rights are licensed, and (b) in any and all cases when royalty payments to ACT by BioTime total One Million Two Hundred Thousand Dollars (U.S.) ($1,200,000.00). If AgeX is obligated to pay royalties to one or more BioTime Affiliates for the use of other patent rights with respect to the use, manufacture or sale of a Licensed Product, Licensed Process or Licensed Service and as a result the royalties payable under this Article plus the royalties payable to BioTime and its Affiliates in the aggregate would exceed [***] of Net Sales, the royalty due under this Article shall be reduced such that the total amount of royalties payable to BioTime and its Affiliates is [***] with the allocation of such royalties among BioTime and its Affiliates to be made in accordance with their instructions.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 5. COMMERCIAL DILIGENCE & MILESTONES

5.1 Commercial Diligence. AgeX shall use commercially reasonable and diligent efforts to bring one or more Licensed Products, Licensed Processes and Licensed Services to market through an active and diligent program for exploitation of the Patent Rights and Know-How and to continue active, diligent marketing efforts for one or more Licensed Products, Licensed Processes and Licensed Services throughout the life of this Agreement.

ARTICLE 6. CONFIDENTIALITY

6.1 During the course of this Agreement, BioTime and AgeX may provide each other with Confidential Information. Confidential Information may be disclosed in oral, visual or written form, and includes such information that is designated in writing as such by the discloser at the time of disclosure, orally disclosed information that is designated in writing as confidential within 30 days after such oral disclosure, or information which, under all of the given circumstances ought reasonably be treated as Confidential Information of the disclosing party. BioTime and AgeX each intend to maintain the confidential or trade secret status of their Confidential Information. Each shall exercise reasonable care to protect the Confidential Information of the other from disclosure to third parties; no such disclosure shall be made without the other’s written permission. Upon termination or expiration of this Agreement, BioTime and/or AgeX shall comply with the other’s written request to return all Confidential Information that is in written or tangible form. Except as expressly provided herein, neither BioTime nor AgeX is granted any license to use the other’s Confidential Information. The obligations of BioTime and AgeX under this Article 6, shall survive any expiration or termination of this Agreement. Notwithstanding the preceding provisions of this Section 6.1, until such time as this Agreement is terminated: (a) Know How and the content of any patent application relating to or included in Patent Rights shall be deemed to be the AgeX’s Confidential Information rather than BioTime’s Confidential Information; (b) AgeX shall have the right to disclose Know How and the content of patent applications related to or included in Patent Rights to third parties without restriction under this Agreement; and (c) AgeX shall not have any obligation to BioTime to treat Know How or the content of any patent application related to or included in Patent Rights as BioTime’s Confidential Information.

6.2 The parties agree that the specific terms (but not the overall existence) of this Agreement shall be considered Confidential Information; provided, however, that the parties may disclose the terms of this Agreement to investors or potential investors, potential business partners, potential co-developers, manufactures, marketers, or distributors of any Licensed Product, Licensed Process, or Licensed Service, and in any prospectus, offering, memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation. The parties may also disclose Confidential Information that is required to be disclosed to comply with applicable law or court order, provided that the recipient gives reasonable prior written notice of the required disclosure to the discloser and reasonably cooperates with the discloser’s efforts to prevent such disclosure.

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ARTICLE 7. QUARTERLY & ANNUAL REPORTS

7.1 AgeX shall maintain complete and accurate records of Licensed Products, Licensed Services and Licensed Processes that are sold, performed, or, leased by AgeX or its Affiliate under this Agreement, and all Sublicense Revenue received by AgeX and its Affiliates. AgeX shall keep, and shall cause its Affiliates to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to BioTime hereunder and AgeX’s compliance with the terms and conditions of this Agreement. Said books of account shall be kept at AgeX’s principal place of business or at such other location as may be agreed upon by the parties. Said books and the supporting data shall be open upon reasonable advance notice (and no more frequently than once per calendar year) for three (3) years following the end of the calendar year to which they pertain, to the inspection of BioTime or its agents for the purpose of verifying AgeX’s royalty statement or compliance in other respects with this Agreement. If any such audit determines that the reported payments to BioTime were less than [***] of the actual amount due to BioTime for the period in question, AgeX shall bear the cost of such audit (without limiting BioTime’s other remedies with respect thereto).

7.2 After the first commercial sale of a Licensed Product, Licensed Service or Licensed Process by AgeX or any Affiliate, within thirty (30) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to BioTime a true and accurate report of all Net Sales and License Revenue during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. Each such report shall include at least the following:

a) number(s) and type(s) of Licensed Products, Licensed Processes and Licensed Services sold, leased, or performed by AgeX and/or its Affiliates;

b) total billings and payments received for Licensed Products, Licensed Processes and Licensed Services performed, sold, or leased by AgeX and its Affiliates; and

c) deductions applicable as provided in Section 1.25;

7.3 each such report submitted, AgeX shall pay to BioTime the royalties and other payments due and payable under this Agreement. If no royalties or other payments shall be due, AgeX shall so report.

7.4 AgeX’s reporting obligations hereunder shall terminate when AgeX’s obligation to pay royalties and sublicensi

ARTICLE 8. PAYMENTS, RECORDS AND AUDITS

8.1 Payments. AgeX shall pay all royalties accruing to BioTime in U.S. Dollars, without deduction of exchange, collection, wiring fees, bank fees, or any other charges, within [***] following the calendar quarter in which Net Sales occur. All payments to BioTime will be made in United States dollars by wire transfer or check payable to “BioTime, Inc.” and sent to:

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501

Attention: Accounts Payable

Email: ap@biotimeinc.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8.2 Late Payments. In the event any payments or other fees are not received by BioTime when due hereunder, AgeX shall pay to BioTime interest charges at the rate of [***] on the amount of such payments or fees that were not paid by the date due for the reporting period.

8.3 Foreign Exchange. With respect to Net Sales invoiced in a currency other than U.S. dollars, such Net Sales will be converted into the U.S. dollar equivalent using the average conversion rate existing in the United States (as reported in The Wall Street Journal, New York edition) during the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States on which the parties reasonably agree.

8.4 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, payments under this Agreement arising from activities in that country for which AgeX, or an Affiliate thereof, does not receive payment in U.S. currency, freely useable outside of such country, shall, notwithstanding anything to the contrary, be paid to BioTime in U.S. Dollars

8.5 Records. AgeX shall keep, and cause its Affiliates, to keep, complete, true and accurate records and books containing all particulars that may be necessary for the purpose of showing the amounts payable to BioTime hereunder. Records and books shall be kept at AgeX’s principle place of business or the principal place of business of the appropriate division of AgeX to which this Agreement relates.

8.6 Audit. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to inspection by BioTime, or its agents, upon reasonable prior notice to AgeX, for the purpose of verifying AgeX’s royalty statement or compliance in other respects with this Agreement. Such access will be available to BioTime upon not less than ten (10) days written notice to AgeX, not more than once each calendar year of the Term for BioTime, during normal business hours, and once a year for BioTime for three years after the expiration or termination of this Agreement. Should such inspection lead to the discovery of a greater than [***], discrepancy in reporting to BioTime’s detriment, AgeX agrees to pay the full cost of such inspection. Whenever AgeX has its books and records audited by an independent certified public accountant, AgeX will, within fifteen (15) days of the conclusion of such audit, provide BioTime with a written statement, certified by said auditor, setting forth the calculation of royalties due to BioTime over the time period audited as determined from the books and records of AgeX.

ARTICLE 9. PATENT PROSECUTION, MAINTENANCE, AND DEFENSE

9.1 Prosecution, Maintenance, and Defense. BioTime will, as allowed under the ACT Licenses, (i) use Commercially Reasonable Efforts to prosecute and maintain the Patent Rights, and (ii) control all prosecution, filing, and defense of the Patent Rights, provided that BioTime will use Commercially Reasonable Efforts to provide AgeX copies of documents prepared by or received from patent counsel related to the prosecution and/or maintenance of the Patent Rights to AgeX for review and comment prior to filing to the extent practicable under the circumstances.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.2 Patent Expenses. AgeX will be billed and will pay [***] of all reasonable, documented costs and fees and other charges incurred by BioTime with respect to the preparation, prosecution, maintenance, and defense of the Patent Rights that are primarily related to the AgeX Field, within thirty (30) days of receipt of invoice from the selected patent attorney or from BioTime.

9.3 Enforcement of the Patent Rights. The Parties agree to notify each other in writing of any actual or threatened infringement by a third party of the Patent Rights or of any third-party claim of invalidity or unenforceability of the Patent Rights, or of any interference or other proceeding affecting the Patent Rights. BioTime shall have the first right to prosecute and defend such claims.

9.4 Cooperation. BioTime and AgeX agree to reasonably cooperate in connection with the preparation, filing, prosecution, and maintenance of the Patent Rights. Cooperation includes, without limitation, (a) promptly executing all papers and instruments or requiring employees of BioTime or AgeX to execute papers and instruments as reasonably appropriate to enable BioTime to file, prosecute, and maintain Patent Rights in any country; and (b) promptly informing BioTime of matters that may affect preparation, filing, prosecution, or maintenance of Patent Rights (such as becoming aware of an additional inventor who is not listed as an inventor in a patent application).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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9.5 New Patents, Inventions, and Discoveries.

a) AgeX shall have the right to file and prosecute new patent applications (and to obtain new patents) covering Licensed Products, Licensed Processes, and Licensed Services, and any other subject matter, with respect to any Know How and any other technology, invention, or discovery made by AgeX or any of its Affiliates using Patent Rights and Know How. AgeX shall, and hereby does, grant BioTime an exclusive license to the new patents in the BioTime Exclusive Field and a nonexclusive license in the BioTime Non-Exclusive Field developed from the Effective Date for a period of [***].

b) AgeX and BioTime shall jointly file and prosecute new applications covering Licensed Products, Licensed Processes, and Licensed Services, and any other subject matter, with respect to any Know-How and any other technology, invention, or discovery made jointly by AgeX and BioTime using Patent Rights and/or Know-How. The Parties will share in the costs for filing, and prosecuting any jointly owned inventions relating to Licensed Products, Licensed Processes, and Licensed Services and any other subject matter, with respect to any Know-How and any other technology, invention, or discovery using Patent Rights and/or Know-How.

9.6 Patent Challenge. In the event AgeX, or its Affiliate(s) challenges the validity, enforceability or scope of any of any Patent Right or claims thereof by legal or administrative action or proceeding or otherwise, or causes or enables any Third Party to undertake such a challenge (a “Patent Challenge”):

(a) BioTime shall be entitled to terminate this Agreement on written notice to AgeX;

(b) AgeX shall provide [***] prior written notice of such Patent Challenge and provide BioTime all materials, information, opinions, and analyses to be used to support such challenge;

(c) AgeX shall promptly reimburse all costs and expenses (including attorneys’ fees) incurred by or on behalf of BioTime with respect to any defense against such Patent Challenge; and

(d) all amounts due or payable under ARTICLE 4 will be doubled with respect to any payments due or triggered during the pendency of any Patent Challenge. If the outcome of such Patent Challenge is a determination against the party or parties making, causing, or enabling such Patent Challenge (the “Challenging Party”), such payments shall remain at such doubled amount for the remainder of the Term. If the outcome of such Patent Challenge is a determination in favor of the Challenging Party, AgeX will have no right to recoup any amounts paid under this Agreement before or during the pendency of such Patent Challenge.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 10. PATENT MARKING

AgeX shall permanently and legibly mark all AgeX Products made, used, sold, or otherwise disposed of by AgeX, any Affiliate thereof, , or their containers, (i) in accordance with patent notice appropriate under Title 35, United States Code or any similar law in any foreign jurisdiction and (ii) with any other notice of patent rights reasonably necessary, in any country where AgeX Products are sold, to (a) enable Patent Rights (to the extent, in each case, relating to AgeX Products) to be enforced to their full extent or (ii) ensure the availability of all potential legal or equitable remedies with respect to any infringement of any Patent Rights (to the extent, in each case, relating to AgeX Products) by any Third Party.

ARTICLE 11. TERMINATION BY BIOTIME

11.1 BioTime may terminate this Agreement and the rights, privileges and license granted hereunder by written notice upon a breach or default of this Agreement by AgeX, as follows:

a) non-payment of any amounts due which is not cured within [***] of receipt of written notice of such non-payment wherein said notice is delivered by registered mail; or

b) breach of any obligation which is not cured within [***] of a written request to remedy such breach wherein said request is delivered by registered mail, or if the breach cannot be cured within said [***] period, failure of AgeX within said [***] period to proceed with reasonable promptness thereafter to cure the breach.

11.2 Such termination under 11.1(a) or 11.1(b) shall become automatically effective unless AgeX shall have cured any such material breach or default prior to the expiration of the applicable cure period.

11.3 AgeX shall have the right to terminate this Agreement at any time on [***] prior notice to BioTime, and upon payment of all amounts due BioTime through the effective date of the termination.

11.4 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Article 6, Article 9, Article 12, and any other Sections or provisions which by their nature are intended to survive termination, shall survive any such termination.

11.5 Obligations After Termination. No termination of this Agreement by BioTime shall relieve AgeX of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of BioTime. AgeX shall pay all attorneys’ fees and costs incurred by BioTime in enforcing any obligation of AgeX or accrued right of BioTime.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 12. DISPOSITION OF LICENSED PRODUCTS ON HAND

Upon expiration or termination of this Agreement by either party, AgeX shall provide BioTime with a written inventory of all AgeX Products in process of manufacture, in use or in stock. AgeX may dispose of any such AgeX Products within the [***] period following such expiration or termination, provided, however, that AgeX shall pay royalties and render reports to BioTime thereon in the manner specified herein.

ARTICLE 13. WARRANTY BY BIOTIME

13.1 Right to License. BioTime warrants that it has the lawful right to grant the license set forth in this Agreement.

13.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, BIOTIME, ITS DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANT ABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY BIOTIME THAT THE PRACTICE BY AGEX OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL BIOTIME, ITS DIRECTORS, OFFICERS, AGENTS, SHAREHOLDERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER BIOTIME SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

13.3 AgeX agrees to maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the indemnified parties. AgeX shall continue to maintain such insurance or self-insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of five (5) years.

13.4 Limitations. Nothing in this Agreement shall be construed as:

a) a warranty or representation by BioTime as to the validity or scope of any Patent Rights.

b) a warranty or representation by BioTime that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of intellectual property rights of third parties.

c) an obligation by BioTime to bring or prosecute actions or suits against third parties for patent infringement, except as may expressly be provided in ARTICLE 14 hereof.

d) conferring by implication, estoppel or otherwise any license or rights under any patents of BioTime other than Patent Rights.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 14. INFRINGEMENT

14.1 Knowledge of Infringement. If either party learns of a claim of infringement of or by any Patent Rights with respect to the rights licensed to AgeX under this Agreement, that party shall give written notice of such claim to the other party. BioTime shall, as between the parties, have the sole and exclusive right to prosecute or terminate such infringement or otherwise enforce the Patent Rights against any such infringer. AgeX may not bring suit for any infringement of the Patent Rights without BioTime’s prior written consent. No settlement, consent judgment or other voluntary final disposition of any suit with respect to any infringement of any Patent Right may be entered into without the consent of BioTime.

14.2 Expense and Proceeds from Legal Action. Any legal action concerning any infringement of the rights to Patent Rights granted hereunder shall be at the expense of the party by whom suit is filed, hereinafter referred to as the “Litigating Party”. Any damages or costs recovered by the Litigating Party in connection with any such legal action filed by it hereunder, and remaining under the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, and after any royalties or other payments due to BioTime under ARTICLE 4 are paid, shall be divided as follows: [***] of such damages or recoveries concerning the infringement of rights granted to AgeX hereunder to AgeX, with BioTime retaining the remainder.

14.3 Cooperation in Litigation Proceedings. AgeX and BioTime shall reasonably cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party.

ARTICLE 15. INSURANCE

15.1 Insurance Requirements. Beginning at the time any AgeX Product is being distributed, sold, or administered to humans (including, in each case, for the purpose of obtaining any required regulatory approvals) by AgeX, or an Affiliate thereof, AgeX will, at its sole cost and expense, procure and maintain commercial general liability insurance issued by an insurance carrier with an A.M. Best rating of A or better in amounts not less than [***]. AgeX will have the Indemnitees named as additional insureds under such insurance. All rights of subrogation will be waived against BioTime and its insurers. Such commercial general liability insurance will provide (i) product liability coverage; (ii) broad form contractual liability coverage for AgeX’s indemnification under this Agreement; and (iii) coverage for litigation costs. The specified minimum insurance amounts will not constitute a limitation on AgeX’s obligation to indemnify the Indemnitees under this Agreement.

15.2 Evidence of Insurance and Notice of Changes. AgeX will provide BioTime with written evidence of such insurance upon request of BioTime. AgeX will provide BioTime with written notice of at least [***] prior to the cancellation, non-renewal, or material change in such insurance.

15.3 Continuing Insurance Obligations. AgeX will maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any AgeX Product(s) developed pursuant to this Agreement is being commercially distributed or sold by AgeX, any Affiliate thereof, or any agent of any of the foregoing; and (ii) for [***] after such period.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 16. WAIVER

No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

ARTICLE 17. ASSIGNABILITY

Neither this Agreement, nor any rights or obligations hereunder, are assignable or otherwise transferable, in whole or in part (including by operation of law, merger, or other business combination), by AgeX without the prior written consent of BioTime. The failure of AgeX to comply with the terms of this paragraph shall be grounds for termination of the Agreement by BioTime under Section _. Any permitted assignee of either Party shall, as a condition to such assignment, assume all obligations of its assignor arising under this Agreement following such assignment. Any purported assignment by a party of this Agreement, or any of such party’s rights or obligations hereunder, in violation of this Article 17 shall be void. In the event of any assignment of this Agreement by a party requiring the other party’s consent under this ARTICLE 17, the assigning Party shall pay the other Party [***] upon the consummation of such assignment. In the event that written consent is provided by BioTime for the assignment of this Agreement in connection with, (a) assignment of this Agreement by AgeX pursuant to this ARTICLE 17, or (b) any sale by AgeX of all or substantially all of a portion of its assets or business constituting a particular AgeX Product line or business unit engaged in the Research, Development or Commercialization of any AgeX Product, AgeX will pay BioTime a non-refundable fee of [***]. A Change of Control will not be deemed an assignment.

ARTICLE 18. INDEMNIFICATION; LIMITATION OF LIABILITY

18.1 Indemnity by AgeX. AgeX shall indemnify, defend and hold harmless BioTime, its Affiliates (other than AgeX and AgeX’s subsidiaries), and their respective officers, directors, employees and agents (each a “BioTime Indemnified Party”), from and against any and all Claims arising from or occurring as a result of the death or injury of any person caused or resulting (or allegedly caused or resulting) from the use of any AgeX Product:

(a) any default by AgeX of its obligations under this Agreement;

(b) any breach by AgeX of any of its representations and warranties set forth in this Agreement; and

(c) any negligent act or omission of AgeX in connection with the performance of its obligations under this Agreement;

Notwithstanding the foregoing, AgeX shall not be required to indemnify BioTime, its Affiliates, and their respective officers, directors, employees and agents for any Claim to the extent such Claim are attributable to any of the matters as to which BioTime has an obligation to indemnify AgeX or for which the negligence, willful misconduct, or violation of any law by any Person other than AgeX an AgeX Indemnified Party contributed to the death or injury that is the subject of the Claim.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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18.2 Indemnity by BioTime. BioTime shall indemnify, defend and hold harmless AgeX, its subsidiaries and their respective officers, directors, employees and agents, from and against any and all costs, claims, damages and expenses (including reasonable attorneys’ fees and other expenses of legal proceedings) (collectively, “Claims”), in connection with any and all suits, actions, investigations, claims or demands of Third Parties arising from or occurring as a result of death or injury of any person caused or resulting from the use of any BioTime Product. Notwithstanding the foregoing, BioTime shall not be required to indemnify AgeX, its Affiliates, and their respective officers, directors, employees and agents for any Claims to the extent such Claims are attributable to any of the matters as to which AgeX has an obligation to indemnify BioTime or for which AgeX’s negligence or willful misconduct contributed to the Claim.

18.3 Indemnification Procedures.

a) Notice of Claim. In the event of any claim, action or proceeding for which a Person is entitled to indemnity hereunder, the Person seeking indemnity (“Claimant”) shall promptly notify the relevant Party (“Indemnitor”) of such matter in writing, but in no event shall the Indemnitor be liable for any Claim that result from any delay in providing such notice.

b) Control of Defense. As its option, Indemnitor may then assume responsibility for and shall have full control of such matter by giving notice to Claimant within thirty (30) days after the Indemnitor’s receipt of notice from Claimant. The assumption of the defense of a Claim by the Indemnitor shall not be construed as an acknowledgment that Indemnitor is liable to indemnify Claimant in respect of the Third Party claim, nor shall it constitute a waiver by Indemnitor of any defenses it may assert against Claimant’s claim for indemnification. Upon assuming the defense of a Third Party claim, Indemnitor may appoint as lead counsel in the defense of the Claim any legal counsel selected by Indemnitor. In the event Indemnitor assumes the defense of a Third Party claim, Claimant shall immediately deliver to Indemnitor all original notices and documents (including court papers) received by Claimant in connection with the Third Party claim. Should Indemnitor assume the defense of a Third Party claim, except as provided below, Indemnitor shall not be liable to Claimant for any legal expenses subsequently incurred by such Claimant in connection with the analysis, defense or settlement of the Third Party claim. In the event that it is ultimately determined that Indemnitor is not obligated to indemnify, defend or hold harmless Claimant from and against the Third Party claim, Claimant shall reimburse Indemnitor for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party claims incurred by Indemnitor in its defense of the Third Party claim. Without limiting the foregoing, any Claimant shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at Claimant’s own expense unless (a) the employment thereof has been specifically authorized by Indemnitor in writing, (b) Indemnitor has failed to assume the defense and employ counsel in accordance with this Section 14.4.2 (in which case Claimant shall control the defense) or (c) the interests of Claimant and Indemnitor with respect to such Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles.

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c) Settlement. With respect to any Claim relating solely to the payment of money damages in connection with a Claim and that shall not result in Claimant’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of Claimant in any manner, and as to which Indemnitor shall have acknowledged in writing the obligation to indemnify Claimant hereunder, Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, on such terms as Indemnitor, in its sole discretion, shall deem appropriate. With respect to all other Claim, where Indemnitor has assumed the defense of the Claim in accordance with Section 9.4(b), Indemnitor shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Claim, provided it obtains the prior written consent of Claimant (which consent shall not be unreasonably withheld or delayed). Indemnitor shall not be liable for any settlement or other disposition of a Claim by Claimant that is reached without the written consent of Indemnitor. Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, no Claimant shall admit any liability with respect to or settle, compromise or discharge, any Claim without the prior written consent of Indemnitor, such consent not to be unreasonably withheld or delayed.

d) Cooperation. Regardless of whether Indemnitor chooses to defend or prosecute any Third Party claim, Claimant shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to Indemnitor to, and reasonable retention by Claimant of, records and information that are reasonably relevant to such Third Party claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and Indemnitor shall reimburse Claimant for all its reasonable out-of-pocket expenses in connection therewith.

e) Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by Claimant in connection with any claim shall be reimbursed on a calendar quarter basis by Indemnitor, without prejudice to Indemnitor’s right to contest Claimant’s right to indemnification and subject to refund in the event Indemnitor is ultimately held not to be obligated to indemnify Claimant.

18.4 Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL A PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES IN RESPECT OF PERFORMANCE OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT ALL AMOUNTS THAT AN INDEMNIFIED PERSON IS REQUIRED TO PAY TO ANY THIRD PARTY AS THE RESULT OF A MATTER FOR WHICH SUCH INDEMNIFIED PERSON IS ENTITLED TO BE INDEMNIFIED UNDER THIS ARTICLE SHALL BE CONSIDERED TO BE DIRECT DAMAGES WHICH ARE INDEMNIFIABLE HEREUNDER.

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ARTICLE 19. NOTICES

Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient’s normal business hours; or (b) on the date of attempted delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

In the case of AgeX:

AgeX Therapeutics, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501
Attention: Michael D. West, Ph.D., CEO
Email: mwest@biotimeinc.com

In the case of BioTime:

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501

Attention: Aditya Mohanty, CO-CEO

Email: amohanty@biotimeinc.com

and

BioTime, Inc.

1010 Atlantic Avenue, Suite 102

Alameda, CA 94501

Attention: General Counsel

Email: legal@biotimeinc.com

ARTICLE 20. REGULATORY COMPLIANCE

20.1 Registration of Agreement. When required by local/national law, AgeX shall register this Agreement, pay all costs and legal fees connected therewith, and otherwise insure that the local/national laws affecting this Agreement are fully satisfied.

20.2 Compliance With Law. AgeX shall comply, and shall ensure that its Affiliates comply, with all applicable laws, rules and regulations in the exercise of its rights and performance of its obligations hereunder, including but not limited to all laws, rules, and regulations concerning the export and/or management of technology or information. AgeX understands that the Arms Export Control Act (“AECA”), including its implementing International Traffic In Arms Regulations (“ITAR”) and the Export Administration Act (“EAA”), including its Export Administration Regulations (“EAR”), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. AgeX further understands that the U.S. export laws and regulations include (but are not limited to): (1) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use-specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. AgeX will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the AgeX Product(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information). AgeX certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the AgeX Product(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

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ARTICLE 21. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflict of laws principles or rules.

ARTICLE 22. RELATIONSHIP OF PARTIES

In assuming and performing the obligations of this Agreement, AgeX and BioTime are each acting as independent parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other.

ARTICLE 23. USE OF NAMES

23.1 By AgeX. AgeX may not use the name of BioTime in connection with any name, brand or trademark related to Licensed Products, Licensed Process or Licensed Services without prior written consent.

23.2 By BioTime. BioTime may not use AgeX’s name in connection with BioTime’s publicity related to their respective intellectual property and commercialization achievements without prior written consent.

ARTICLE 24. DISPUTE RESOLUTION

24.1 Good Faith Discussions. In the event that any controversy or claim shall arise between the Parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the Party initiating such controversy or making such claim shall provide to the other Party written notice containing a brief and concise statement of the initiating Party’s claims, together with relevant facts supporting them. During a period of sixty (60) days, or such longer period as may be mutually agreed upon in writing by the Parties, following the date of said notice, the Parties shall make good faith efforts to settle the dispute. Such efforts may include, but shall not be limited to, full presentation of both Parties’ claims and responses, with or without the assistance of counsel, before the chief executive officers (or their designees) of the Parties.

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24.2 Arbitration. In the event that the Parties have been unable to reach accord using the procedures set forth in Section 13.1 and only if such is the case, either Party may seek final resolution of the matter through binding arbitration, and only through binding arbitration. The failure of a Party to comply with the provisions of Section 13.2 with respect to any controversy or claim shall constitute an absolute bar to the institution of any proceedings, by arbitration or otherwise, with respect to such controversy or claim. Any such arbitration shall be held in San Francisco, California in the English language before a panel of three (3) arbitrators in accordance with the then existing Rules of Arbitration of the American Arbitration Association (the “AAA”) and judgment upon the award rendered by the arbitrators may be entered or enforced in any court having jurisdiction thereof. In any arbitration proceeding hereunder, each Party shall select one arbitrator and the arbitrators selected by the Parties shall then select a third arbitrator, who shall have at least fifteen (15) years’ experience in pharmaceutical patent licensing. The arbitrators shall permit the Parties to have discovery to the extent permitted by the rules of the AAA. The decision of the arbitrators shall be final and binding on the Parties and shall be accompanied by a written opinion of the arbitrators explaining the arbitrators’ rationale for their decision. The intent of the Parties is that except for the entering of an arbitration order in a court of competent jurisdiction, disputes shall be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.

24.3 Exceptions. Notwithstanding the foregoing provisions of Sections 13.1 and 13.2, either Party may initiate an action before any court having competent jurisdiction in order to obtain interim or conservatory relief, such as an order to preserve the status quo and to avoid incurring irreparable harm pending the resolution of any dispute that is submitted to arbitration, to prevent or enjoin a breach or threatened breach of confidentiality or to enforce provisions of this Agreement relating to ownership rights in intellectual property without complying with the procedures set forth in Sections 25.1 and 25.2.

ARTICLE 25. GENERAL PROVISIONS

25.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

25.2 This Agreement shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, and as of the Effective Date.

25.3 No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties.

25.4 This Agreement embodies the entire understanding of the parties, and supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter thereof.

25.5 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

25.6 This Agreement may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this Agreement on behalf of a legal Person does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this Agreement on behalf of such Person.

25.7 In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys’ fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.

[Signature page follows]

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IN WITNESS WHEREOF, BioTime and AgeX have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AGEX THERAPEUTICS, INC.		BIOTIME, INC.

By	/s/ Michael D. West	By	/s/ Aditya P. Mohanty
	(Signature)		(Signature)

Name:	Michael D. West	Name:	Aditya P. Mohanty

Title:	Chief Executive Officer	Title:	Co-Chief Executive Officer

[Signature page of the ACT Sublicense Agreement]

Execution Version

EXHIBIT A

Cells or Cell Lines

ACT No.	Cell Line
[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Execution Version

EXHIBIT B

ACT No.	Cell Line
[***]	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Execution Version

EXHIBIT C

Patent Rights

[***]

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***],” HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.